UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

Martin Marietta Materials, Inc.
(Exact name of registrant as specified in charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 23, 2014, Martin Marietta Materials, Inc., a North Carolina corporation (“Martin Marietta”), announced that it had priced its offering of $300,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2017 (the “Floating Rate Notes”) and $400,000,000 aggregate principal amount of its 4.250% Senior Notes due 2024 (the “Fixed Rate Notes,” and together with the Floating Rate Notes, the “Notes”). The transaction closed and settlement occurred on July 2, 2014. In connection with the issuance of the Notes, Martin Marietta entered into an Indenture, dated as of July 2, 2014 (the “Indenture”), between Martin Marietta and Regions Bank, as trustee (the “Trustee”), and a Registration Rights Agreement, dated as of July 2, 2014, with respect to the Notes (the “Registration Rights Agreement”), among Martin Marietta, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named in Schedule I to the Purchase Agreement entered into on June 23, 2014 with respect to the Notes (the “Initial Purchasers”).

The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Notes were offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

INDENTURE

Pursuant to the Indenture, Martin Marietta issued $300,000,000 aggregate principal amount of its Floating Rate Notes and $400,000,000 aggregate principal amount of its Fixed Rate Notes. The Floating Rate Notes will mature on June 30, 2017 and the Fixed Rate Notes will mature on July 2, 2024. The Floating Rate Notes bear interest at a per annum floating rate, reset quarterly, equal to three-month LIBOR for U.S. dollars plus 1.10% (or 110 basis points), and the Fixed Rate Notes bear interest at a per annum rate of 4.250%. Interest on the Floating Rate Notes will be payable quarterly on March 30, June 30, September 30 and December 30, beginning on September 30, 2014, and interest on the Fixed Rates Notes will be payable semiannually on January 2 and July 2, beginning on January 2, 2015, in each case to the persons in whose name such Notes are registered at the close of business on the 15th calendar day immediately preceding the applicable interest payment date.

The Notes are Martin Marietta’s senior unsecured obligations and rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness. The Notes are effectively subordinated to all of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of Martin Marietta’s subsidiaries and are structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade accounts payable) of Martin Marietta’s subsidiaries.

Optional Redemption. Martin Marietta may not redeem the Floating Rate Notes prior to their stated maturity date of June 30, 2017. Prior to April 2, 2024, Martin Marietta may redeem some or all of the Fixed Rate Notes at any time and from time to time at a price equal to the greater of (i) 100% of the principal amount of the Fixed Rate Notes to be redeemed and (ii) the sum of the present values of the principal amount of the Fixed Rate Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption through the stated maturity date (excluding interest, if any, accrued thereon to such optional redemption date), discounted to such optional redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 0.25% (or 25 basis points), plus unpaid interest, if any, accrued thereon to, but excluding, the optional redemption date. On or after April 2, 2024, Martin Marietta may redeem the Fixed Rate Notes at any time and from time to time at a price equal to 100% of the principal amount of the Fixed Rate Notes to be redeemed, plus unpaid interest, if any, accrued thereon to, but excluding, the optional redemption date.

Change of Control Repurchase Event. If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless, in the case of the Fixed Rate Notes, Martin Marietta has exercised its right to redeem the Fixed Rate Notes in full, Martin Marietta will be required to repurchase all of the outstanding Notes at a repurchase price equal to 101% of their principal amount, plus unpaid interest, if any, accrued thereon to, but excluding, the date of repurchase.

Other Covenants. The Indenture contains covenants that restrict Martin Marietta’s ability, with certain exceptions, to (i) incur debt secured by liens, (ii) engage in sale and leaseback transactions and (iii) merge or consolidate with or into, or transfer all or substantially all of the assets of Martin Marietta and its subsidiaries, taken as a whole, to, another entity. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the outstanding affected series of the Notes may declare the principal of such affected series immediately due and payable.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture and the forms of the Notes which are attached as Exhibit 4.1 and Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

REGISTRATION RIGHTS AGREEMENT

In connection with the offering of the Notes, Martin Marietta entered into the Registration Rights Agreement with Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several Initial Purchasers. Pursuant to the Registration Rights Agreement, Martin Marietta has agreed to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) a registration statement on the appropriate form under the Securities Act for an offer to exchange the Notes of each series for registered Notes of the same series having substantially identical terms to the Notes of the applicable series (“exchange notes”). The Registration Rights Agreement provides, among other matters, that (1) Martin Marietta will use its commercially reasonable efforts to (x) prepare and file with the SEC the exchange offer registration statement, (y) keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date on which notice of the exchange offer is mailed to holders of Notes and (z) consummate the exchange offer on or prior to July 2, 2015; and (2) in certain circumstances described further below, file a shelf registration agreement and use its commercially reasonable efforts to cause the shelf registration statement to become or be declared effective.

Upon the effectiveness of the exchange offer registration statement, Martin Marietta will offer to the holders of Notes of each series pursuant to the exchange offer who are able to make certain representations to it the opportunity to exchange their Notes for exchange notes of the same series. If (1) because of any change in law or in currently prevailing interpretations of the staff of the SEC, Martin Marietta is not permitted to effect the exchange offer; (2) the exchange offer is not consummated on or prior to July 2, 2015; or (3) in certain circumstances, the Initial Purchasers or any holder of Notes of either series so requests, Martin Marietta shall (x) promptly deliver to the Trustee (to deliver to the applicable holder of Notes) written notice thereof (the “Shelf Notice”) and (y) use its commercially reasonable efforts to: (i) file with the SEC, within 90 days after delivery of the Shelf Notice, a shelf registration statement to cover resales of the Notes of the applicable series by the holders thereof who satisfy certain conditions; (ii) cause such shelf registration statement to become or be declared effective within 120 days after delivery of the Shelf Notice; and (iii) keep the shelf registration statement continuously effective until the earliest of (A) the date that is one year from the effective date of the initial shelf registration statement, (B) the date that the Notes of the applicable series cease to be Registrable Securities (as such term is defined in the Registration Rights Agreement) and (C) the date that all Registrable Securities covered by the shelf registration statement are sold (the “Effectiveness Period”).

If (1) Martin Marietta has not consummated the exchange offer on or prior to July 2, 2015; or (2) Martin Marietta is required to file a shelf registration statement pursuant to the Registration Rights Agreement and such shelf registration statement has not become or been declared effective on or prior to the later of (x) July 2, 2015 or (y) the 120th day after delivery of the Shelf Notice; or (3) if applicable, a shelf registration statement has become or been declared effective and such shelf registration statement ceases to be effective at any time during the Effectiveness Period (each occurrence in clauses (1) through (3), a “registration default”), then, subject to certain exceptions, additional interest shall accrue on the principal amount of the affected series of Notes at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the registration default with respect to such series, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum of additional interest of 1.00% per annum, from and including the date on which such registration default occurred to, but excluding the date on which all registration defaults with respect to such series have been cured.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement which is attached as Exhibit 4.4 to this Current Report on Form 8-K and which is incorporated herein by reference.

As previously announced, on July 1, 2014, pursuant to the Agreement and Plan of Merger, dated as of January 27, 2014, by and among Martin Marietta, Texas Industries, Inc. (“TXI”) and Project Holdings, Inc., a wholly owned subsidiary of Martin Marietta (“Merger Sub”), Merger Sub merged with and into TXI (the “Merger”), with TXI surviving the Merger as a wholly owned subsidiary of Martin Marietta.

The Initial Purchasers have performed, and may in the future perform, investment banking, commercial banking and advisory services for Martin Marietta and its affiliates (including TXI) from time to time for which they have received, and may in the future receive, customary fees and expenses. Affiliates of certain of the Initial Purchasers serve as agents, joint lead arrangers, joint bookrunners or lenders under Martin Marietta’s revolving credit facility agreement and/or its term loan, and affiliates of certain of the Initial Purchasers served as agents, joint lead arrangers, joint book managers or lenders under TXI’s revolving credit facility agreement. An affiliate of BB&T Capital Markets, a division of BB&T Securities, LLC, serves as the trustee, registrar and paying agent under Martin Marietta’s 6.6% Senior Notes due 2018 and 6.25% Senior Notes due 2037. An affiliate of SunTrust Robinson Humphrey, Inc. serves as agent and lender under Martin Marietta’s trade receivables facility. An affiliate of Regions Securities LLC serves as trustee, registrar and paying agent under the Indenture. Each of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC served as Martin Marietta’s financial advisers in connection with the Merger. In addition, affiliates of Wells Fargo Securities, LLC served as letter of credit issuer and co-collateral agent under TXI’s revolving credit facility agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of July 2, 2014, between Martin Marietta Materials, Inc. and Regions Bank, as trustee.
4.2	Form of Floating Rate Senior Notes due 2017 (included in Exhibit 4.1).
4.3	Form of 4.250% Senior Notes due 2024 (included in Exhibit 4.1).
4.4
Registration Rights Agreement, dated as of July 2, 2014, among Martin Marietta Materials, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Date: July 2, 2014	By:	/s/ Roselyn R. Bar
Name: Roselyn R. Bar
Title: Senior Vice President, General Counsel
and Corporate Secretary

Martin Marietta Materials, Inc.
Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of July 2, 2014, between Martin Marietta Materials, Inc. and Regions Bank, as trustee.
4.2	Form of Floating Rate Senior Notes due 2017 (included in Exhibit 4.1).
4.3	Form of 4.250% Senior Notes due 2024 (included in Exhibit 4.1).
4.4
Registration Rights Agreement, dated as of July 2, 2014, among Martin Marietta Materials, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers.